CAMBER ENERGY, INC. 8-K

Exhibit 99.1

Camber Energy, Inc. Responds to Market Activity and Confirms No Material Undisclosed Information

HOUSTON, TX / ACCESSWIRE / December 11, 2019/ Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, announced today that it is aware of the recent unusually high trading volume and increase in share price of its common stock since December 9, 2019 on the NYSE American. Camber confirms that although it is customarily involved in ongoing discussions with multiple parties regarding potential transactions, it is not currently aware of any material undisclosed information which is binding on the Company, that may be contributing to the recent increase in trading volume and increase in market price. The Company is continuing to undertake those plans and efforts outlined in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, including, but not limited to under the section entitled “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” - “Liquidity and Capital Resources”.

The Company has no further updates to provide at this date. The Company has provided, and will continue to provide, complete disclosure and updates with respect to any material events affecting the business of the Company, as they occur.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI) primary focus is midstream and downstream pipeline specialty construction, maintenance and field services via its acquisition of Lineal Star Holdings LLC, the owner of Lineal Industries, Inc., as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on July 9, 2019 (as amended). For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This press release may include “forward-looking statements” which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to the absence or delay in receipt of stockholder approval of the issuance of shares of our common stock in connection with the acquisition of Lineal Star Holdings, LLC and related transactions; change orders that are subject to change or cancellation, which may reduce the value expected from projects, or the timing of such projects; government approvals or third party consents; risks relating to funding we may never receive and/or the terms of such funding, if received; the risks of substantial and significant ongoing dilution of common stockholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to extensions and approvals provided by the NYSE American; risks relating to our ability to maintain our NYSE American listing due to falling stock prices and other matters; risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations, the risks of not closing such transaction(s) and the ultimate terms of such acquisition(s), if closed; and other risks described in Camber's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

Media Contact:

Interdependence PR

camber@interdependence.com

SOURCE: Camber Energy